Exhibit 10.3

vFinal – To be duplicated for all Amendments

[FORM OF] WAIVER AND [FIRST] AMENDMENT TO

MULTIFAMILY LOAN AND SECURITY AGREEMENT

This WAIVER AND [FIRST] AMENDMENT TO MULTIFAMILY LOAN AND SECURITY AGREEMENT (this “Amendment”) is made as of September [__], 2023, by and among (i) the entity identified as “Borrower” on Schedule 1 hereto (“Borrower”), (ii) Sonida Senior Living, Inc., a Delaware corporation (“Guarantor”), (iii) the entity identified as “Original Lender” on Schedule 1 hereto (“Original Lender”), and (iv) FANNIE MAE, the corporation duly organized under the Federal National Mortgage Association Charter Act, as amended, 12 U.S.C. §1716 et seq. and duly organized and existing under the laws of the United States, and its successors and assigns (“Fannie Mae”).

RECITALS

A. Borrower and Original Lender entered into the Loan Agreement (as defined on Schedule 1 hereto).

B. In connection with the Loan Agreement, Borrower entered into the Environmental Indemnity Agreement (as defined on Schedule 1 hereto) to and for the benefit of Original Lender.

C. In connection with the Loan Agreement, Guarantor entered into the Guaranty (as defined on Schedule 1 hereto) to and for the benefit of Original Lender.

D. All Original Lender’s right, title and interest in and to the Loan Agreement and the Loan Documents executed in connection with the Loan Agreement and the transactions contemplated by the Loan Agreement have been assigned to Fannie Mae pursuant to the Assignment (as defined on Schedule 1 hereto). Fannie Mae has not assumed (i) any of the obligations of Original Lender under the Loan Agreement to make any additional loans or (ii) any of the obligations of Original Lender which are servicing obligations delegated to Original Lender as Loan Servicer of the Mortgage Loan. Fannie Mae has designated Original Lender as the Loan Servicer of the Mortgage Loan contemplated by the Loan Agreement.

E. As of the date hereof, immediately prior to the transactions contemplated by this Amendment, there is one Mortgage Loan (the “Mortgage Loan”) outstanding under the Loan Agreement in the initial principal amount of the Loan Amount (as defined on Schedule 1 hereto) bearing interest at the Interest Rate (as defined on Schedule 1 hereto) evidenced by the Note (as defined on Schedule 1 hereto).

F. Borrower, certain affiliates of Borrower listed on Schedule 2 hereto (the “Borrower Affiliates”), Original Lender and Fannie Mae previously entered into that certain Forbearance Agreement, dated as of June 1, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Forbearance Agreement”), in which Fannie Mae agreed to forbear from exercising its rights and remedies under the Loan Agreement and other loan agreements listed on Schedule 3 hereto (collectively, the “Related Loan Agreements”) on the terms set forth therein, notwithstanding the existence of the Events of Default specified on Schedule 4 hereto (such defaults, the “Specified Defaults”).

Waiver and [First] Amendment to Multifamily Loan and Security Agreement

G. Borrower acknowledges and agrees that the Specified Defaults constitute Events of Default that have occurred and are continuing under Section 14.01(a)(1) of the Loan Agreement.

H. Borrower has requested that, in accordance with the provisions of the Forbearance Agreement and the Loan Agreement, Fannie Mae and Original Lender (i) make certain amendments to the Loan Agreement and (ii) waive the Specified Defaults, in each case, as set forth below.

I. In connection with the foregoing, Fannie Mae, Original Lender, Guarantor and Borrower desire to amend the Loan Agreement in certain respects as set forth herein.

J. Fannie Mae, Original Lender, Guarantor and Borrower intend these Recitals to be a material part of this Amendment.

NOW, THEREFORE, the parties hereto, in consideration of the mutual promises and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agree as follows:

Section 1. Capitalized Terms. All capitalized terms used in this Amendment which are not specifically defined herein shall have the respective meanings set forth in the Loan Agreement.

Section 2. Acknowledgment. Borrower, Guarantor, Original Lender and Fannie Mae hereby acknowledge that, as of the date hereof, prior to giving effect to the transactions contemplated by this Amendment:

(a) Mortgage Loan. The current outstanding principal balance of the Mortgage Loan is the Outstanding Principal (as defined on Schedule 1 hereto) and the accrued and unpaid interest on the Mortgage Loan is the Accrued and Unpaid Interest (as defined on Schedule 1 hereto).

Section 3. Amendments. Subject to the satisfaction (or written waiver) of the conditions precedent specified in Section 8 below, but effective as of the [First] Amendment Effective Date (as defined below), the parties hereto agree that the Loan Agreement is hereby amended as follows:

(a) Amendments to Schedule 1 to the Loan Agreement.

(i) Schedule 1 (Definitions Schedule) to the Loan Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order:

(A)	“CapEx Deposits” has the meaning assigned thereto in Section 13.01(h)(1).

(B)	“CapEx Escrow Account” has the meaning assigned thereto in Section 13.01(h)(1).

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(C)	“Capital Expenditure Schedule” means Schedule 8 to this Loan Agreement.

(D)	“Capital Expenditure Obligations” means the amounts payable by Borrower in respect of capital expenditures as set forth on the Capital Expenditure Schedule.

(E)

“Conversant Event of Default” means the occurrence of any of the following, whatever the reason for such event and whether it shall be voluntary or involuntary or be effectuated by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

(a) The FM Commitment Amount or any provision of the Equity Commitment Agreement relating thereto shall cease to be in effect with respect to any Conversant Investor other than in accordance with the terms thereof, or any Conversant Investor or any Person acting on behalf of a Conversant Investor shall take any action for the purposes of terminating, invalidating or rescinding any aspect of the Equity Commitment Agreement relating to the FM Commitment Amount or deny or disaffirm any Conversant Investor’s obligations under the Equity Commitment Agreement relating to the FM Commitment Amount;

(b) Any Conversant Investor shall default in the due performance or observance of any term, covenant or agreement contained in the Equity Commitment Agreement relating to the FM Commitment Amount;

(c) Any Insolvency Proceeding (as defined in the Equity Commitment Agreement) in respect of any Conversant Investor is commenced, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of any Conversant Investor’s assets; or

(d) One or more judgments, non-interlocutory orders, decrees or arbitration awards shall be entered against any Conversant Investor involving in the aggregate a liability of $3,000,000 or more (exclusing amounts covered by insurance to the extent the relevant independent third party insurer has not denied coverage therefor), and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of thirty (30) days after the entry thereof.

(F)	“Conversant Investor” means each of Conversant Dallas Parkway (A) LP and Conversant Dallas Parkway (B) LP.

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(G)	“Deferred Interest” has the meaning assigned thereto in Section 2.02(a)(3).

(H)	“Excess Cash Flow” has the meaning assigned thereto in Section 13.01(h).

(I)

“Equity Commitment Agreement” means that certain Amended and Restated Equity Commitment Agreement by and among Sonida and the Conversant Investor dated as of September 29, 2023, as in effect on the date hereof.

(J)

“[First] Amendment” means that certain Waiver and [First] Amendment to Multifamily Loan and Security Agreement, dated as of September [__], 2023, by and among Borrower, Sonida, Lender, and Fannie Mae.[1]

(K)	“[First] Amendment Effective Date” means the date on which the conditions precedent set forth in Section 8 of the [First] Amendment have been satisfied, which date is October 2, 2023.[2]

(L)	“FM Commitment Amount” has the meaning assigned thereto in the Equity Commitment Agreement.

(M)	“Interest Deferral Period” has the meaning assigned thereto in Section 2.02(a)(3).

(N)	“Monetary Default” has the meaning assigned thereto in the Equity Commitment Agreement.

(O)

[“Net Cash Flow” means, for any specified period, the total of (a) the net rental income for the Mortgaged Property, plus (b) other allowable income for the Mortgaged Property, if any, minus (c) operating expenses for the Mortgaged Property, minus (d) the full amount underwritten for the Replacement Reserve Account (regardless of whether deposits have been or will be waived or reduced), and as adjusted for economic vacancy and other factors by Lender for the specific asset class or loan type.][3]

(P)

“Net Cash Proceeds” means any and all amounts received by the Borrower attributable to the sale of the Mortgage Property less all reasonably incurred costs and expenses related thereto paid by Borrower to third parties unaffiliated with Borrower or Guarantor in due course as reflected on a closing statement provided to Lender and Fannie Mae, including but not limited to pro rations for rents, taxes, and utilities, title expenses, and reasonable brokerage commissions.

[1]	If this is the Second or Third Amendment, definition to be revised and moved to appropriate alphabetical order.
[2]	If this is the Second or Third Amendment, definition to be revised and moved to appropriate alphabetical order.
[3]	To be included if Loan Agreement does not already have this defined term.

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(Q)	“Principal Deferral Period” has the meaning assigned thereto in Section 2.02(a)(3).

(R)	“Related Loan Agreements” means the Related Loan Agreements listed on Schedule 3 to the [First] Amendment.

(S)	“Sonida” means Sonida Senior Living, Inc. (f/k/a Capital Senior Living Corporation), a Delaware corporation.

(T)

“Subject Property Shortfall Amount” means, in connection with any proposed sale of the Mortgaged Property hereunder, the difference between (a) the outstanding amount of the Indebtedness immediately prior to giving effect to such sale and (b) the Net Cash Proceeds to be received by Borrower and applied to the Indebtedness hereunder from such sale, provided that such amount shall not be less than zero.

(ii) Schedule 1 (Definitions Schedule) to the Loan Agreement is hereby amended by amending and restating the definition of “Maturity Date” in its entirety to read as follows:

““Maturity Date” means December 1, 2026.”

(b) Amendments to Section 2.02 of the Loan Agreement.

(i) Section 2.02(a)(3) (Monthly Debt Service Payments) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Consecutive monthly debt service installments (comprised of either interest only or principal and interest, depending on the Amortization Type), each in the amount of the applicable Monthly Debt Service Payment, shall be due and payable on the First Payment Date, and on each Payment Date thereafter until the Maturity Date, at which time all Indebtedness shall be due; provided, however, that notwithstanding anything to the contrary herein, during the period from June 1, 2023 through May 31, 2024 (the “Interest Deferral Period”), a portion of the accrued and unpaid interest on the Mortgage Loan (such portion, the “Deferred Interest”) equal to [__]%4 per annum will not be due and payable on the Payment Dates occurring during the Interest Deferral Period and will instead be deferred (for the avoidance of doubt, the balance of the accrued interest on the

[4]	Applicable Deferred Interest to be taken from Schedule of Deferred Interest attached to Forbearance Agreement.

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Mortgage Loan after subtracting the applicable Deferred Interest due on the Mortgage Loan shall remain due and payable on each Payment Date during the Interest Deferral Period); provided, further, that notwithstanding anything to the contrary herein, during the period from June 1, 2023 through the Maturity Date (the “Principal Deferral Period”), Borrower shall not be required to make the monthly amortization payments of principal on the Mortgage Loan as part of the applicable Monthly Debt Service Payment which would otherwise become due and payable during the Principal Deferral Period. Commencing June 1, 2024 and thereafter, no portion of any accrued and unpaid interest hereunder shall be considered Deferred Interest, and Borrower shall resume making monthly debt service payments of interest as otherwise provided for by this Loan Agreement. Any regularly scheduled Monthly Debt Service Payment that is received by Lender before the applicable Payment Date shall be deemed to have been received on such Payment Date solely for the purpose of calculating interest due. All payments made by Borrower under this Loan Agreement shall be made without set-off, counterclaim, or other defense.”

(ii) Section 2.02 (Payments on Mortgage Loan) of the Loan Agreement is hereby amended by amended by adding a new subsection 2.02(a)(6) to read as follows:

“(6) Deferred Interest.

On June 1, 2024, following the expiration of the Interest Deferral Period, Borrower’s obligation to pay accrued and unpaid Deferred Interest shall be waived.”

(c) Amendments to Section 4.02(f) of the Loan Agreement. Section 4.02(f) (Notice of Litigation or Insolvency) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(1) Borrower shall give immediate written notice to Lender of any claims, actions, suits, or proceedings at law or in equity (including any insolvency, bankruptcy, or receivership proceeding) by or before any Governmental Authority pending or, to Borrower’s knowledge, threatened against or affecting Borrower, any Property Operator, Guarantor, Key Principal, or the Mortgaged Property, which claims, actions, suits, or proceedings, if adversely determined reasonably would be expected to materially adversely affect the Licenses, the financial condition or business of Borrower, any Property Operator, Guarantor, or Key Principal, or the condition, operation, or ownership of the Mortgaged Property (including an claims, actions, suits, or proceedings regarding fair housing, anti-discrimination, or equal opportunity, which shall always be deemed material); and

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(2) Borrower will give at least five (5) Business Days’ prior written notice to Lender prior to the occurrence of any Bankruptcy Event with respect to Borrower or Guarantor.”

(d) Amendments to Section 8.02(b) of the Loan Agreement. Section 8.02(b) (Items to Furnish to Lender) of the Loan Agreement is hereby amended by adding a new subsection (7) to read as follows:

“(7) Following the [First] Amendment Effective Date, Borrower shall furnish to Lender and Fannie Mae:

(A)

not later than each Thursday, commencing on the first Thursday following the [First] Amendment Effective Date, a weekly census report covering the prior week for the Seniors Housing Facility operated on the Mortgaged Property;

(B)

not later than fifteen (15) business days after the last day of each month, commencing with the month ending September 30, 2023, monthly financial reports for the Borrower at both a property and a corporate level, including income statements, balance sheets, operating statements, rent rolls, and any other information reasonably requested by Fannie Mae; and

(C)

not later than forty-five (45) days after the last day of each fiscal quarter of the Borrower, commencing with the fiscal quarter ending September 30, 2023, quarterly reports on market conditions for the Mortgaged Property, including rents and occupancies at competitive properties, new deliveries to the market, and any other information reasonably requested by Fannie Mae.”

(e) Amendments to Article 13 of the Loan Agreement.

(i) Section 13.01 of the Loan Agreement is hereby amended by adding a new subsection 13.01(h) to read as follows:

“(h) Excess Cash Flow and Cash Sweeps

Commencing with the month ending October 31, 2023 and for each of the next 11 months ending thereafter, to the extent that Borrower generates Net Cash Flow in excess of the Debt Service Amounts (such excess, the “Excess Cash Flow”) for such month, Borrower shall, within five (5) Business Days following the delivery due date of the monthly financial reports in Section 3(c)(7)(B) above, deliver to Fannie Mae a written calculation of such Excess Cash Flow in form and substance satisfactory to Fannie Mae, and such Excess Cash Flow shall be applied following the delivery of such calculation as follows:

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(1) Borrower shall deliver an amount equal to 50% of the Excess Cash Flow (such amount, the “CapEx Deposits”) for such month to Lender to be maintained in one or more reserve accounts controlled by the Lender (such account or accounts, the “CapEx Escrow Account”) and used to fund the Capital Expenditure Obligations; and

(2) Borrower may retain the remaining 50% of such Excess Cash Flow for such month and use such amount for any lawful corporate purpose, including to pay any Subject Property Shortfall Amount, but may not use such Excess Cash Flow to pay dividends of any kind to any parent, owner, investor or Borrower Affiliate or to pay any funded-debt obligation owed to any Person other than Fannie Mae.”

(ii) Section 13.01 of the Loan Agreement is hereby amended by adding a new subsection 13.01(i) to read as follows:

“(i) Capital Expenditures

Borrower shall:

(1) timely fund all Capital Expenditure Obligations in accordance with the Capital Expenditure Schedule or as required in the ordinary course of business, as applicable, regardless of whether funds on deposit in the CapEx Escrow Account are sufficient, prior to any request for disbursement from the CapEx Escrow Account;

(2) pay all applicable fees and charges of any Governmental Authority on account of the Capital Expenditure Obligations; and

(3) provide evidence satisfactory to Lender and Fannie Mae of completion of the applicable Capital Expenditure Obligations.

(iii) Section 13.02 of the Loan Agreement is hereby amended by adding a new subsection 13.02(g) to read as follows:

“(g) CapEx Escrow Account and Capital Expenditure Obligations.

(1) Non-Interest Bearing Account.

Lender shall not be obligated to deposit the CapEx Deposits into an interest-bearing account.

(2) Disbursements by Lender Only.

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Only Lender or a designated representative of Lender may make disbursements from the CapEx Escrow Account. With respect to and except as provided in this Section 13.02(g)(CapEx Escrow Account and Capital Expenditures), disbursements shall only be made upon Borrower request and after satisfaction of all conditions for disbursement. Fannie Mae and Lender agree to use all commercial and reasonable means to expeditiously process such Excess Cash Flow reserve draws payable to Borrower in accordance with this Section 13.02(g) (CapEx Escrow Account and Capital Expenditures).

(3) Disbursements for Capital Expenditure Obligations.

Disbursement requests may only be made after payment of the applicable Capital Expenditure Obligations and only to reimburse the Borrower for the actual amount thereof, including deposits required to be paid by Borrower for such Capital Expenditure Obligations. Lender shall not disburse from the CapEx Escrow Account for costs which are to be reimbursed from the Replacement Reserve Account, the Repairs Escrow Account or any similar account or for any other purpose unless approved by Fannie Mae. Disbursements from the CapEx Escrow Account shall not be made more frequently than monthly. Other than in connection with a final request for disbursement, disbursements from the CapEx Escrow Account shall not be less than $5,000.00.

(4) Disbursement Requests.

Each request by Borrower for disbursement from the CapEx Escrow Account must be in writing, must specify the Capital Expenditure Obligation for which reimbursement is requested and must:

(A) if applicable, specify the quantity and price of the items or materials purchased, grouped by type or category;

(B) if applicable, specify the cost of all contracted labor or other services or projects included in such the Capital Expenditure Obligations for which such request for disbursement is made;

(C) if applicable, include copies of invoices for all items or materials purchased and all contracted labor or services provided;

(D) include evidence of payment of such Capital Expenditure Obligations satisfactory to Lender and Fannie Mae;

(E) contain a certification by Borrower that the Capital Expenditure Obligations have been completed lien free and in a good and workmanlike manner, in accordance with any plans and specifications listed on the Capital Expenditure Schedule or previously approved by Fannie Mae (if applicable) and in compliance with all applicable law, and otherwise in accordance with the provisions of this Loan Agreement.

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(5) Conditions to Disbursement.

Lender may require any or all of the following at the expense of Borrower as a condition to disbursement of funds from the CapEx Escrow Account:

(A) an inspection by Lender or Fannie Mae of the Mortgaged Property and the Capital Expenditure Obligations to be reimbursed from such disbursement;

(B) an inspection or certificate of completion by an appropriate independent qualified professional (such as an architect, engineer or property inspector, depending on the nature of the Capital Expenditure Obligations to be reimbursed from such disbursement) selected by Lender or Fannie Mae;

(C) for Capital Expenditure Obligations over $100,000, a search of title to the Mortgaged Property effective to the date of completion of the Capital Expenditure Obligations to be reimbursed from such disbursement; and

(D) an acknowledgement of payment, waiver of claims, and release of lien for work performed and materials supplied from each contractor, subcontractor or materialman in accordance with the requirements of applicable law and covering all work performed and materials supplied (including equipment and fixtures) for the Mortgaged Property by that contractor, subcontractor, or materialman through the date of completion of the Capital Expenditure Obligations to be reimbursed from such disbursement.

(6) Final Disbursements.

Upon payment in full of the Indebtedness and release by Lender of the lien of the Security Instrument, Lender shall disburse to Borrower any and all amounts then remaining in the CapEx Escrow Account (if not previously released).

(f) Amendments to Section 14.01 of the Loan Agreement.

(i) Section 14.01(a)(18) of the Loan Agreement is hereby amended by deleting the final “and,” and Section 14.01(a)(19) of the Loan Agreement is hereby amended by replacing the period with a semicolon.

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(ii) Section 14.01(a) of the Loan Agreement is hereby amended by adding new subsections 14.01(a)(20), 14.01(a)(21), and 14.01(a)(22) to read as follows:

“(20) any breach of any covenant set forth in Section 10 of the [First] Amendment;

(21) any breach by the Conversant Investor of any of its obligations in respect of the FM Commitment Amount under the Equity Commitment Agreement, provided that, with respect to any failure by the Conversant Investor to fund an Equity Draw under the FM Commitment Amount, if, within 10 days following the due date of the applicable Equity Draw, funding thereof is provided by another investor to Sonida and the proceeds thereof are used strictly in accordance with the terms of the Equity Commitment Agreement, the Event of Default which occurred under this Section 14.01(a)(21) with respect to such failure to fund by the Conversant Investor will be deemed cured; and

(22) any Conversant Event of Default.”

(g) Additional Schedule to Loan Agreement.

(i) The Loan Agreement is hereby amended by adding a new Schedule 8 (Capital Expenditure Schedule) to be in the form of Exhibit A hereto.

Section 4. Limited Waiver under Loan Agreement. Subject to the satisfaction (or written waiver) of the conditions precedent specified in Section 8 below, but effective as of the [First] Amendment Effective Date, Fannie Mae and Original Lender, hereby waive the Specified Defaults. The waiver in this Section 4 is limited in nature and shall only apply to the Specified Defaults. Nothing contained herein is intended to or shall be deemed or construed to (x) constitute a waiver of any default or Event of Default whether arising prior to, on or after the [First] Amendment Effective Date (other than the Specified Defaults), (y) constitute a waiver of compliance with any term or provision of the Loan Agreement or any other Loan Document or applicable law (other than the Specified Defaults) or (z) establish a custom or course of dealing between the Borrower, on the one hand, and the Fannie Mae and/or Original Lender, on the other hand.

Section 5. Confirmation of Obligations and Environmental Indemnity Agreement. Borrower (a) confirms its obligations under the Security Instrument and other Loan Documents, (b) confirms its obligations under the Environmental Indemnity Agreement, (c) confirms that its obligations under the Loan Agreement, any Note and other Loan Documents as modified hereby are entitled to the benefits of the Liens set forth in the Security Instrument and other Loan Documents, (d) confirms that its obligations under the Loan Agreement as modified hereby constitute obligations of the Borrower under the Loan Agreement and other Loan Documents, and such obligations shall remain in full force and effect, and it shall be fully liable for the observance of all such obligations, and (e) agrees that the Loan Agreement as modified hereby is the Loan Agreement under and for all purposes of the Security Instrument and other

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Loan Documents. Borrower, by its execution of this Amendment, hereby confirms that its obligations under the Loan Agreement, the Note, the Security Instrument, the Environmental Indemnity Agreement, and each other Loan Document shall remain in full force and effect, and such obligations shall continue to be entitled to the benefits of the grant set forth in the Security Instrument and other Loan Documents.

Section 6. Confirmation of Guaranty. Guarantor (a) acknowledges and consents to this Amendment and all changes to the terms and conditions of the Loan Agreement as set forth in this Amendment, (b) agrees that the Loan Agreement as modified hereby is the Loan Agreement under and for all purposes of the Guaranty and the other Loan Documents, (c) confirms to Original Lender and Fannie Mae that the terms and conditions of the Guaranty remain in full force effect as of the [First] Amendment Effective Date, both immediately prior to and immediately after giving effect to this Amendment, (d) confirms that its obligations under the Guaranty shall remain in full force and effect, and it shall be fully liable for the observance of all such obligations, and (e) confirms and ratifies the Loan Documents it has previously executed in connection with the Loan Agreement.

Section 7. Beneficiaries. Each of (a) the Confirmation of Obligations and Environmental Indemnity Agreement in Section 5 of this Amendment and (b) the Confirmation of Guaranty in Section 6 of this Amendment are made for the express benefit of both Original Lender and Fannie Mae.

Section 8. Conditions Precedent. The amendment to the Loan Agreement set forth in Section 3 hereof and the limited waiver set forth in Section 4 hereof shall become effective upon the satisfaction of the following conditions precedent (the date on which such conditions precedent are satisfied being referred to herein as the “[First] Amendment Effective Date”):

(a) Execution. Fannie Mae shall have received counterparts of this Amendment executed by the Borrower, Guarantor and Original Lender.

(b) Amendments to Related Loan Agreements. Fannie Mae shall have received counterparts of the amendments (the “Related Loan Agreement Amendments”) to each of the Related Loan Agreements executed by all parties thereto, in each case in form and substance satisfactory to Fannie Mae and dated as of the [First] Amendment Effective Date.

(c) Conditions to Related Loan Agreement Amendments. Fannie Mae shall have received evidence satisfactory to Fannie Mae that all conditions precedent to the effectiveness of each Related Loan Agreement Amendment have been satisfied as of the [First] Amendment Effective Date.

(d) Amendment to Equity Commitment Agreement. Fannie Mae shall have received a duly executed Amended and Restated Equity Commitment Agreement, which amends that certain Equity Commitment Agreement by and among Guarantor and the Conversant Investor, dated as of June 29, 2023, executed by all parties thereto in form and substance satisfactory to Fannie Mae and dated as of the [First] Amendment Effective Date.

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(e) Corporate Guaranty. Fannie Mae shall have received a duly executed payment guaranty (the “Corporate Guaranty”) in the amount of Ten Million Dollars ($10,000,000.00) executed by the Guarantor in form and substance satisfactory to Fannie Mae and dated as of the [First] Amendment Effective Date.

(f) Second Payment Guaranty. Fannie Mae shall have received a duly executed payment guaranty (the “Second Payment Guaranty”) in the amount of Five Million Dollars ($5,000,000.00) with respect to the Second Payment (as defined below) executed by the Guarantor in form and substance satisfactory to Fannie Mae and dated as of the [First] Amendment Effective Date.

(g) Real Estate Deliverables. Fannie Mae shall have received the following, in each case in form and substance satisfactory to Fannie Mae: [(i) an amendment to the Security Instrument (the “Security Instrument Amendment”), and (ii)]5 for the Mortgaged Property, either (x) in accordance with Section 13.02(a)(7) of the Loan Agreement, a “date-down” endorsement if available that amends the effective date of the applicable Title Policy to the [First] Amendment Effective Date to the extent any such endorsements will not require Borrower to pay any additional title insurance premiums in excess of the cost of such endorsement or (y) a title search satisfactory to Fannie Mae showing that the existing lien securing the Mortgage Loan (the “Mortgage Lien”) has not been impaired and no new liens have been filed against the applicable Mortgaged Property since date the Mortgage Lien was recorded.

(h) Borrower Authorizations. Fannie Mae shall have received a Certificate of Borrower, in form and substance satisfactory to Fannie Mae, with the following attachments, in each case in form and substance satisfactory to Fannie Mae: (i) resolutions of the board of directors, board of managers, manager, managing member or similar governing body of Borrower approving and authorizing the execution, delivery and performance of this Amendment as of the date hereof, certified as of the date hereof by its secretary, an assistant secretary or other authorized officer as being in full force and effect without modification or amendment, (ii) a certification of the names and true signatures of the officers of Borrower authorized to sign this Amendment and the other documents required to be delivered hereunder, (iii) a good standing certificate of Borrower from the applicable Governmental Authority of Borrower’s jurisdiction of formation and (iv) copies of each organizational document of Borrower, in each case, to the extent applicable, certified as of a recent date prior to the date hereof by the appropriate Governmental Authority.

[5]	To be included for the following properties:
1.	Waterford at Fairfield;
2.	Waterford at Mansfield;
3.	Waterford at Levis Commons; and
4.	Wellington at Dayton.

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(i) Guarantor Authorizations. Fannie Mae shall have received an Organizational Certificate of Guarantor, in form and substance satisfactory to Fannie Mae, with the following attachments, in each case in form and substance satisfactory to Fannie Mae: (i) resolutions of the board of directors, board of managers, manager, managing member or similar governing body of Guarantor approving and authorizing the execution, delivery and performance of this Amendment, the Payment Guaranty, the Second Payment Guaranty and each other action of Guarantor contemplated by this Amendment as of the date hereof, certified as of the date hereof by its secretary, an assistant secretary or other authorized officer as being in full force and effect without modification or amendment, (ii) a certificate of the secretary, an assistant secretary or other authorized officer of Guarantor certifying the names and true signatures of the officers of Guarantor authorized to sign this Amendment, the Payment Guaranty, the Second Payment Guaranty and the other documents required to be delivered hereunder, (iii) a good standing certificate from the applicable Governmental Authority of Guarantor’s jurisdiction of incorporation, organization or formation and (iv) copies of each Organizational Document of Guarantor, in each case, to the extent applicable, certified as of a recent date prior to the date hereof by the appropriate Governmental Authority.

(j) Investor Authorizations. Fannie Mae shall have received an Organizational Certificate of each Investor, in form and substance satisfactory to Fannie Mae, with the following attachments, in each case in form and substance satisfactory to Fannie Mae: (i) resolutions of the board of directors, board of managers, manager, managing member or similar governing body of each Investor approving and authorizing the execution, delivery and performance of the Equity Commitment Agreement and each other action of such Investor contemplated by this Amendment as of the date hereof, certified as of the date hereof by its secretary, an assistant secretary or other authorized officer as being in full force and effect without modification or amendment, (ii) a certificate of the secretary, an assistant secretary or other authorized officer of each Investor certifying the names and true signatures of the officers of such Investor authorized to sign the Equity Commitment Agreement and the other documents required to be delivered hereunder, (iii) a good standing certificate from the applicable Governmental Authority of each Investor’s jurisdiction of incorporation, organization or formation and (iv) copies of each Organizational Document of each Investor, in each case, to the extent applicable, certified as of a recent date prior to the date hereof by the appropriate Governmental Authority.

(k) Legal Opinions. Fannie Mae shall have received the following, in each case in form and substance satisfactory to Fannie Mae, addressed to Fannie Mae and Original Lender, and dated as of the [First] Amendment Effective Date: (1) an opinion of counsel to Borrower and Guarantor with respect to this Amendment, the Corporate Guaranty, and the Second Payment Guaranty, [and] (2) an opinion of counsel to the Conversant Investor (which may be in-house counsel) with respect to the Equity Commitment Agreement[, and (3) an opinion of local Ohio counsel to Borrower with respect to the Security Instrument Amendment].6

[6]	NTD: To be required where Security Instrument Amendment is required.

Waiver and [First] Amendment to Multifamily Loan and Security Agreement	14

(l) Lien Searches. Fannie Mae shall have received Lien, judgment and bankruptcy searches with respect to Borrower, Guarantor, each Investor and the Mortgaged Property in scope satisfactory to Fannie Mae and with results showing no Liens (other than Liens in favor of the Original Lender and other Permitted Encumbrances).

(m) Amendment Fee. Borrower shall have paid to Fannie Mae an amendment fee in the amount of $45,000.00 (the “Amendment Fee”) with respect to the amendment of the Loan Agreement and each Related Loan Agreement (other than the MCFA (as defined on Schedule 3)). The Amendment Fee shall be fully earned and due and payable in cash on the [First] Amendment Effective Date. Borrower hereby agrees that once paid, the Amendment Fee shall not be refundable under any circumstances and shall not be subject to reduction by way of set off or counterclaim.

(n) Fees and Expenses. Borrower shall have paid all fees, expenses, charges, and disbursements (i) due and payable under the Loan Documents on or prior to the date hereof and (ii) associated with documenting this Amendment, in each case including all fees, expenses, charges and disbursements of Fannie Mae and Original Lender (including the legal fees and expenses of Reed Smith LLP).

Section 9. Effect of Amendment. On the [First] Amendment Effective Date, the Loan Agreement shall be modified in accordance with this Amendment, all references to the Loan Agreement in any Loan Document shall be deemed to be references to the Loan Agreement as modified by this Amendment, and the Forbearance Agreement shall be of no further force or effect. Except as expressly set forth herein, this Amendment shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Loan Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower or Guarantor to any future consent to, or waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Loan Agreement or any other Loan Document in similar or different circumstances. On and after the [First] Amendment Effective Date, this Amendment, the Payment Guaranty, the Second Payment Guaranty, and the Equity Commitment Agreement shall each constitute a “Loan Document” for all purposes of the Loan Agreement and the other Loan Documents and any breach of the Borrower’s obligations hereunder shall constitute an immediate Event of Default under the Loan Agreement. This Amendment shall be limited as written and nothing herein shall be deemed to constitute an amendment or waiver of any other term, provision or condition of any of the Loan Documents in any other instance than as expressly set forth herein or prejudice any right or remedy that Fannie Mae or Original Lender may now have or may in the future have under any of the Loan

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Documents. Except as herein provided, the Loan Agreement and the other Loan Documents shall remain unchanged and in full force and effect. This Amendment, the Loan Agreement and the other Loan Documents constitute the entire agreement among the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties hereto and thereto or any of them with respect to the subject matter hereof.

Section 10. Covenants. Borrower and Guarantor, as applicable, hereby covenant and agree that:

(a) Second Payment. On or before June 1, 2024, Borrower and/or the Borrower Affiliates shall make a payment to Fannie Mae in the amount of Five Million Dollars ($5,000,000.00) in immediately available funds (the “Second Payment”). The Second Payment shall be applied to the principal amount outstanding under the Loan Agreement and/or the Related Loan Agreements; provided that Fannie Mae shall determine the allocation of the Second Payment between the Loan Agreement and/or the Related Loan Agreements.

(b) No Dividends. Notwithstanding anything to the contrary in the Loan Agreement, commencing on the [First] Amendment Effective Date until December 1, 2026, Borrower and Guarantor shall not (i) make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any capital stock or other equity interest of Borrower or (ii) purchase, redeem or otherwise acquire for value any capital stock or other equity interest of Borrower now or hereafter outstanding; provided, however, nothing in this Section 10(b) shall (i) interfere with the ordinary transfer of funds between Borrower and any Borrower Affiliate for the purpose of paying pooled expenses incurred in the ordinary course of business and ordinarily allocable to Borrower as part of Borrower’s ordinary centralized disbursement procedures consistent with past practices; or (ii) preclude Guarantor from issuing shares of its common stock to raise money for market transactions including without limitation purchasing additional communities and/or other community-owning entities or similar transactions. Notwithstanding the foregoing, commencing with the date that is 18 months following the [First] Amendment Effective Date, Guarantor shall be permitted to pay dividends solely to the extent that both before and after giving effect to such dividend, (i) no default or Event of Default exists or would occur as a result thereof under the Loan Agreement or any other Loan Document and (ii) the debt service coverage ratio, determined on a pro forma basis pursuant to Section 9.03(b)(1)(B)(iii) of the Loan Agreement after reducing the calculation of Net Cash Flow therein by the amount of such dividend, but without taking into account the effect of this Amendment on the calculation of such debt service coverage ratio, equals or exceeds 1.25 for the trailing twelve-month periods ended as of the last day of each of the two most recently ended fiscal quarters for which financial statements relating thereto have been delivered to Fannie Mae.

(c) Reserve Funding. Borrower shall continue to fund all Replacement Reserve Deposits, Repairs Escrow Deposits, Imposition Deposits, and all other reserves, escrows, impositions and other amounts required pursuant to the Loan Agreement and any other Loan Document.

Waiver and [First] Amendment to Multifamily Loan and Security Agreement	16

(d) Marketing or Sale of Mortgaged Property. Notwithstanding anything herein or in the Loan Agreement to the contrary, following the [First] Amendment Effective Date, Borrower shall not market or sell the Mortgaged Property if the Net Cash Proceeds to be received by Borrower from such sale and applied to the Indebtedness are less than the full amount of the Indebtedness outstanding under the Loan Agreement immediately prior to giving effect to such sale unless the Subject Property Shortfall Amount is satisfied by (i) paying to Original Lender an amount equal to such Subject Property Shortfall Amount from the proceeds of an equity investment made by Investor or any other investor in the common stock of Guarantor which is contributed to Borrower for purposes of paying the Subject Property Shortfall Amount or (ii) entering into other arrangements that are acceptable to and approved by Fannie Mae in its sole and absolute discretion.

(e) Draws under Equity Commitment Agreement. Guarantor will (i) promptly make Equity Draws (as defined under the Equity Commitment Agreement) under the Equity Commitment Agreement and contribute the proceeds thereof to Borrower as needed to enable each Borrower to pay all of its liabilities and other obligations as they come due, (ii) promptly make an Equity Draw under the Equity Commitment Agreement and contribute such amounts to Borrower if Fannie or Lender shall at anytime notify Guarantor or any Borrower that it reasonably believes such an Equity Draw to be necessary to enable any Borrower to pay its liabilities and other obligations as they come due, (iii) take all action to enforce its rights under the Equity Commitment Letter, including any action requested to be taken by Fannie Mae or Lender and (iv) issue a Draw Notice (as defined in the Equity Commitment Agreement) in an amount equal to 100% of the remaining unfunded portion of the FM Commitment Amount immediately upon the occurrence of any Monetary Default which Draw Notice shall direct that if such Monetary Default is not been cured to the satisfaction of Fannie Mae within ten (10) days following the occurrence thereof, the proceeds of such Equity Draw must be paid directly to Fannie Mae for application to the Mortgage Loan. Upon receipt of the proceeds of any Mandatory Funding (as defined in the Equity Commitment Agreement) Fannie Mae and the Lender may apply such amounts to the outstanding Indebtedness under the Loan Agreement and/or the Related Loan Agreements in such manner as it determines in its sole and absolute discretion.

(f) Notice of Insolvency Proceedings. Guarantor will give at least five (5) Business Days’ prior written notice to Fannie Mae prior to the occurrence of any Bankruptcy Event with respect to Guarantor or Borrower.

Section 11. Representations and Warranties of Borrower. Borrower represents and warrants to Fannie Mae and Original Lender that, as of the [First] Amendment Effective Date:

(a) Existence and Good Standing; Power and Authority. Borrower (i) is a [limited liability company][limited partnership], duly organized, validly existing and in good standing under the laws of State of [Delaware][Texas], and (ii) has the power and authority to execute, deliver and perform its obligations under this Amendment;

Waiver and [First] Amendment to Multifamily Loan and Security Agreement	17

(b) Due Authorization and Execution. The execution, delivery and performance of this Amendment has been duly authorized by all requisite [limited liability company][limited partnership] action on the part of Borrower and that this Amendment has been duly executed and delivered by Borrower;

(c) Binding Obligation. This Amendment constitutes the legal, valid and binding obligation of Borrower and is enforceable against Borrower in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity;

(d) Consents. The execution and delivery by Borrower of this Amendment does not require any approval, consent, exemption or authorization of, or other action by, or notice to, or filing with, any Governmental Authority or any other Person, except for such consents and approvals as have already been obtained;

(e) No Conflicts. Neither the execution nor the delivery of this Amendment by Borrower, nor the performance of or compliance with the terms and provisions of this Amendment or the Loan Agreement (as amended hereby) by Borrower, does or will (i) contravene any provision of Borrower’s Organizational Documents, (ii) conflict with or result in a breach or contravention of, or the creation of any lien under, (A) any material contractual obligation to which Borrower is a party or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which Borrower or its property is subject, or (iii) violate any Applicable Law;

(f) No Default. After giving effect to this Amendment, no default or Event of Default has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment;

(g) Prior Representations. Both immediately before and after giving effect to this Amendment, the representations and warranties of Borrower and the Guarantor set forth in the Loan Agreement and the other Loan Documents are true and correct; and

(h) No Defenses. Borrower has no defenses, setoffs, deductions, or claims against Fannie Mae or Original Lender arising out of the Mortgage Loan, the Loan Agreement and the other Loan Documents and that each of Fannie Mae’s rights and remedies as set forth in the Loan Documents is fully enforceable on the terms and conditions stated in the Loan Documents, except as modified by this Amendment.

Section 12. Representations and Warranties of Guarantor. Guarantor represents and warrants to Fannie Mae and Original Lender that, as of the [First] Amendment Effective Date:

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(a) Existence and Good Standing; Power and Authorization. Guarantor (i) is a corporation, duly organized, validly existing and in good standing under the laws of State of Delaware, and (ii) has the power and authority to execute, deliver and perform its obligations under this Amendment, the Corporate Guaranty, and the Second Payment Guaranty;

(b) Due Authorization and Execution. The execution, delivery and performance of this Amendment, the Payment Guaranty, and the Second Payment Guaranty has been duly authorized by all requisite corporate action on the part of Guarantor and that this Amendment has been duly executed and delivered by Guarantor;

(c) Binding Obligation. This Amendment, the Payment Guaranty, and the Second Payment Guaranty constitute the legal, valid and binding obligation of Guarantor and is enforceable against Guarantor in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity;

(d) Consents. The execution and delivery by Guarantor of this Amendment, the Corporate Guaranty, and the Second Payment Guaranty does not require any approval, consent, exemption or authorization of, or other action by, or notice to, or filing with, any Governmental Authority or any other Person, except for such consents and approvals as have already been obtained; and

(e) No Conflicts. Neither the execution nor the delivery of this Amendment the Payment Guaranty, and the Second Payment Guaranty by Guarantor nor the performance of or compliance with the terms and provisions of this Amendment, the Payment Guaranty, and the Second Payment Guaranty does or will (i) contravene any provision of Guarantor’s Organizational Documents, (ii) conflict with or result in a breach or contravention of, or the creation of any lien under, (A) any material contractual obligation to which Guarantor is a party or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which Guarantor or its property is subject, or (iii) violate any Applicable Law.

Section 13. Pledge of Equity Commitment Agreement.

(a) As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Indebtedness, Guarantor and the Borrower hereby pledge, grant and collaterally assign to Fannie Mae a security interest in all: (i) right, title and interest of Guarantor and the Borrower in and to the Equity Commitment Agreement relating to the FM Commitment Amount and to all funds paid and to be paid by Conversant Investor or one (1) or more of its designees, as the case may be, pursuant the FM Commitment Amount under the Equity Commitment Agreement, and (ii) all other claims, rights, powers, privileges, interests and remedies of Guarantor and the Borrower arising under the Equity Commitment Agreement relating to the FM Commitment Amount, including those resulting from any failure by Conversant Investor or one (1) or more of its designees, as the case may be, to perform its obligations thereunder, together in each case with the full power and authority to demand payment of, enforce, collect, receive and deliver receipt for any and all of the foregoing.

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(b) Each of Guarantor and the Borrower hereby acknowledges and agrees for the benefit of Fannie Mae and Original Lender that (i) Conversant Investor’s obligations to make any Equity Draw (as defined in the Equity Commitment Agreement) under the FM Commitment Amount and any Equity Draw made thereunder with respect thereto constitute payment intangibles (within the meaning of the UCC) owing to Guarantor and the Borrower, and (ii) the this Amendment constitutes a notification authenticated by Guarantor, the Borrower and Fannie Mae, for the benefit of Fannie Mae and the Original Lender, that any and all of Guarantor’s and the Borrower’s rights to the FM Commitment Amount and all Equity Draws required or caused to be made by any Investor and Guarantor have been collaterally assigned to Fannie Mae as security for the Indebtedness.

(c) Each of Guarantor and Borrower hereby acknowledges and agrees that Fannie Mae and the Original Lender have expressly relied on the effectiveness of the Equity Commitment Agreement (and, in particular, Conversant Investor’s and Guarantor’s respective commitments to make the Equity Draws relating to the FM Commitment Amount under any and all circumstances in accordance with the terms thereof) in entering into this Amendment and from time to permit to remain outstanding, extensions of credit under the Master Agreement to the Borrower. Accordingly, the parties hereto agree and acknowledge that Fannie Mae shall at any time be entitled, and each Guarantor and Borrower hereby irrevocably constitutes and appoints Fannie Mae and any of its officers or agents, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in their respective place and stead or, at the option of Fannie Mae, in the name of Fannie Mae, (i) to enforce the terms of the Equity Commitment Agreement, including Conversant Investor’s obligations thereunder to make the Equity Draws with respect to the FM Commitment Amount, and to exercise any and all rights and remedies under the Equity Commitment Agreement and/or applicable law arising from any breach by any or all of Guarantor, Conversant Investor and Borrower of their respective obligations thereunder, and (ii) to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purpose of the Equity Commitment Agreement, including any endorsements or other instruments of transfer or release. The foregoing authorization is coupled with an interest and is irrevocable until the Equity Commitment Agreement has been terminated in accordance with the terms thereof.

(d) Guarantor hereby authorizes Fannie Mae or its designee, at any time and from time to time, to file or record financing statements, amendments thereto, and other filing or recording documents or instruments with respect to the foregoing pledge of Guarantor’s right, title and interest in and to the Equity Commitment Agreement relating to the FM Commitment Amount, all funds paid and to be paid by Conversant Investor or its designees, as the case may be, pursuant the FM Commitment Amount under the Equity Commitment Agreement, and all other claims, rights, powers, privileges, interests and remedies of Guarantor arising under the Equity Commitment Agreement relating to the FM Commitment Amount, in such form and in such offices as Fannie Mae determines necessary or appropriate to perfect, or continue or maintain perfection of, the security interests of Fannie Mae under this Section.

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Section 14. Release. Borrower and Guarantor hereby releases and forever discharges Fannie Mae, Original Lender, and their respective predecessors, successors, assigns, affiliates, officers, directors, employees, attorneys, agents and each current or substitute trustee under the Security Instruments (collectively, the “Indemnitee”), from all Claims, as defined below, and agrees to indemnify the Indemnitee, and hold them harmless from any and all claims, losses, causes of action, costs and expenses of every kind or character in connection with the Claims or the breach of this Amendment, the Loan Agreement, the Corporate Guaranty, the Second Payment Guaranty, or the other Loan Documents. As used in this Amendment, the term “Claims” shall mean any and all possible claims, demands, actions, causes of action, costs, expenses and liabilities of any kind or nature whatsoever, liquidated or unliquidated, fixed or contingent, known or unknown, at law or in equity, originating in whole or in part, on or before the date of this Amendment, including but not limited to claims based on usury, any state deceptive trade practices laws, violations of law relating to hazardous substance or environmental contamination, which Borrower or Guarantor, or any of their respective beneficiaries, may now or hereafter have against the Indemnitee, if any, and irrespective of whether any such Claims arise out of contract, tort, violation of laws or regulations, or otherwise in connection with this Amendment, the Loan Agreement, the Corporate Guaranty, the Second Payment Guaranty, or any other Loan Document, including, without limitation, any contracting for, charging, taking, reserving, collecting or receiving interest in excess of the highest lawful rate applicable thereto and any loss, cost or damage, of any kind or character, arising out of or in any way connected with or in any way resulting from the acts, actions or omissions of Indemnitee, including any breach of fiduciary duty, breach of any duty of fair dealing, breach of confidence, breach of funding commitment, undue influence, duress, economic coercion, conflict of interest, negligence, bad faith, malpractice, violations of the Racketeer Influenced and Corrupt Organizations Act, intentional or negligent infliction of mental distress, tortious interference with contractual relations, tortious interference with corporate governance or prospective business advantage, breach of contract, deceptive trade practices, libel, slander, conspiracy, any claim for wrongfully accelerating any amounts due under this Amendment, the Loan Agreement, the Notes, the Corporate Guaranty, the Second Payment Guaranty, or any other Loan Document or wrongfully attempting to foreclose on any collateral relating to this Amendment, the Loan Agreement, the Notes, the Corporate Guaranty, the Second Payment Guaranty, or any other Loan Document, or any claim to equitably subordinate Fannie Mae’s claims under § 510(c) of the Bankruptcy Code, but in each case only to the extent permitted by applicable law. This release is solely for the benefit of the Indemnitee and not for any third parties. This release is accepted by Fannie Mae and Original Lender pursuant to this Agreement and shall not be construed as an admission of liability on the part of Fannie Mae or Original Lender. Borrower, Guarantor, Fannie Mae, and Original Lender have negotiated this Amendment at arms’ length, and Borrower and Guarantor are not in a disparate bargaining position relative to Fannie Mae and Original Lender. Each of Borrower and Guarantor has carefully evaluated the provisions of this Agreement. Each of Borrower and Guarantor acknowledges and agrees that its relationship with Fannie Mae is strictly that of borrower to creditor, that no special relationship exists between Borrower or Guarantor and Fannie Mae, and that Fannie Mae has no fiduciary obligation or similar obligation to Borrower or Guarantor. Fannie Mae hereby disclaims any and all implied obligations to Borrower or Guarantor, including but not limited to any obligation to consider or look out for the interests of Borrower or Guarantor and any other obligation not expressly stated in this Amendment, the Loan Agreement, the Corporate Guaranty, the Second Payment Guaranty, or the other Loan Documents. Each of Borrower and Guarantor hereby represents and warrants that it is the current legal and beneficial owner of all Claims, if any, released hereby and it has not transferred, pledged or assigned or agreed to transfer, pledge or assign to any other individual or entity any of the Claims described in this section.

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Section 15. Costs and Expenses. Each of Borrower and Guarantor, as applicable, hereby reaffirms its respective obligation to pay, and shall pay, all costs and expenses (including, but not limited to, legal fees and expenses) incurred by Fannie Mae under this Amendment, the Loan Agreement, the Corporate Guaranty, the Second Payment Guaranty, and the other Loan Documents, including all costs and expenses incurred by Fannie Mae in connection with the preparation, negotiation, and administration of this Amendment, the Corporate Guaranty, and the Second Payment Guaranty, and, in each case, any amendment, waiver or consent related thereto, whether or not the transactions contemplated herein or therein are consummated.

Section 16. No Novation or Mutual Departure. Borrower and Guarantor expressly acknowledge and agree that there has not been, and this Amendment does not constitute or establish, a novation with respect to the Loan Agreement or any other Loan Document, or a mutual departure from the strict terms, provisions, and conditions thereof, other than with respect to the amendments contained in Section 3 hereof. Except as otherwise expressed herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Fannie Mae or Original Lender under the Loan Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Loan Agreement or any of the other Loan Documents.

Section 17. Counterparts. This Amendment may be executed in counterparts by the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument. The words “execution”, “signed”, “signature”, and words of like import in this Amendment, the Loan Agreement or any other Loan Document, or in any amendment or other modification hereof or thereof (including waivers and consents), shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act or any other similar state laws based on the Uniform Electronic Transactions Act, and the delivery of an executed counterpart of a signature page of this Amendment or any other such document by any such means (including “.pdf” or “.tif”) shall be effective as delivery of a manually executed counterpart hereof or thereof.

Section 18. Choice of Law; Consent to Jurisdiction. Notwithstanding anything herein to the contrary, each of the terms and provisions, and rights and obligations of Borrower and Guarantor under this Amendment, shall be governed by, interpreted, construed, and enforced pursuant to and in accordance with the laws of the jurisdiction in which the Mortgaged Property is located (excluding the law applicable to conflicts or choice of law) including procedural and substantive matters relating to the creation, perfection, and foreclosure of liens and security interests, and enforcement of the rights and remedies, against the Mortgaged Property, except the perfection, the effect of perfection and non-perfection and foreclosure of security interests on personal property, which matters shall be governed by the laws of the jurisdiction determined by the choice of law provisions of the Uniform Commercial Code in effect for the jurisdiction in

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which Borrower is organized. Borrower and Guarantor agree that any controversy arising under or in relation to this Amendment shall be, except as otherwise provided herein, litigated in the District of Columbia. The local and federal courts and authorities with jurisdiction in which the Mortgaged Property is located shall, except as otherwise provided herein, have jurisdiction over all controversies which may arise under or in relation to this Amendment, including those controversies relating to the execution, jurisdiction, breach, enforcement, or compliance with this Amendment, or any other issue arising under, relating to, or in connection with this Amendment. Borrower and Guarantor irrevocably consent to service, jurisdiction, and venue of such courts for any litigation arising from this Amendment, and waive any other venue to which it might be entitled by virtue of domicile, habitual residence, or otherwise. Nothing contained herein, however, shall prevent Fannie Mae or Original Lender from bringing any suit, action, or proceeding or exercising any rights against Borrower, Guarantor and against the collateral in any other jurisdiction. Initiating such suit, action, or proceeding or taking such action in any other jurisdiction shall in no event constitute a waiver of the agreement contained herein that the laws of the jurisdiction in which the Mortgaged Property is located shall govern the rights and obligations of Borrower, Original Lender and Fannie Mae as provided herein or the submission herein by Borrower to personal jurisdiction within such jurisdiction.

Section 19. Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH OF BORROWER, GUARANTOR, LENDER AND FANNIE MAE (a) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS AMENDMENT, OR THE RELATIONSHIP BETWEEN THE PARTIES AS BORROWER AND LENDER, THAT IS TRIABLE OF RIGHT BY A JURY AND (b) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL

[For Missouri only]

Section 20. Missouri Statutory Notice. Pursuant to Mo. Rev. Stat. Section 432.047, Lender hereby gives the following notice to Borrower:

“Oral or unexecuted agreements or commitments to loan money, extend credit or to forbear from enforcing repayment of a debt including promises to extend or renew such debt are not enforceable, regardless of the legal theory upon which it is based that is in any way related to the credit agreement. To protect you (borrower(s)) and us (creditor) from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this writing, which is the complete and exclusive statement of the agreement between us, except as we may later agree in writing to modify it.”

[The Remainder of This Page Has Been Intentionally Left Blank.]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

BORROWER:

[__], a [Delaware limited liability company][Texas limited Partnership]

By:
Name:	Brandon M. Ribar
Its:	President

Date:

[Signatures Continue on Next Page]

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GUARANTOR:

SONIDA SENIOR LIVING, INC., a Delaware corporation
(f/k/a Capital Senior Living Corporation)

By:
Name:	Brandon M. Ribar
Its:	Chief Executive Officer and President

Date:

Waiver and [First] Amendment to Multifamily Loan and Security Agreement	Signature Page

FANNIE MAE:

FANNIE MAE, the corporation duly organized under the Federal National Mortgage Association Charter Act, as amended, 12 U.S.C. §1716 et seq. and duly organized and existing under the laws of the United States

By:
Name:
Title:

[Signatures Continue on Next Page]

Waiver and [First] Amendment to Multifamily Loan and Security Agreement	Signature Page

LENDER:

[BERKADIA COMMERCIAL MORTGAGE LLC, a Delaware limited liability company]

[WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association]

By:
Name:
Title:

Waiver and [First] Amendment to Multifamily Loan and Security Agreement	Signature Page

SCHEDULE 17

Definitions Schedule

As used in this Amendment, the following capitalized terms have the meanings given to such terms in this Definitions Schedule.

“Accrued and Unpaid Interest” means $[__] without yet applying the Monthly Installments paid during the Forbearance Period and held in suspense according to the Forbearance Agreement.

“Assignment” means that certain [Assignment of Collateral Agreements and other Loan Documents], dated as of [date] (as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time) made by Original Lender to and for the benefit of Fannie Mae.

“Borrower” means [__], a [Delaware limited liability company][Texas limited partnership].

“Environmental Indemnity Agreement” means that certain Environmental Indemnity Agreement dated as of [date] (as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time) made by Borrower to and for the benefit of Original Lender.

“Guaranty” means that certain Guaranty of Non-Recourse Obligations dated as of [date] (as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time) made by Borrower to and for the benefit of Original Lender.

“Interest Rate” means a fixed rate of [rate].

“Loan Agreement” means that certain Multifamily Loan and Security Agreement ([as amended by that certain First Amendment to Multifamily Loan and Security Agreement dated as of [date],][as amended by that certain Second Amendment to Multifamily Loan and Security Agreement dated as of [date], and] as [may be further] amended, restated, amended and restated, supplemented or otherwise modified from time to time) dated as of [date] by and between Borrower and Original Lender.

“Loan Amount” means $[__].

“Note” means that certain Multifamily Note (as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time) in the principal amount of [amount] issued by Borrower to Original Lender on [date].

“Original Lender” means [Berkadia Commercial Mortgage LLC, a Delaware limited liability company][Wells Fargo Bank, National Association, a national banking association].

“Outstanding Principal” means $[__].

[7]	Schedule 1 to be revised for specific Loan Agreement being amended hereby.

Waiver and [First] Amendment to Multifamily Loan and Security Agreement	Schedule 1

SCHEDULE 28

Borrower Affiliates

1.	CSL Marion, LLC, a Delaware limited liability company (“CSL Marion”);

2.	CSL North Pointe SC, LLC, a Delaware limited liability company (“CSL North Pointe”);

3.	CSL Summit Place SC, LLC, a Delaware limited liability company (“CSL Summit Place”);

4.	CSL LaurelHurst NC, LLC, a Delaware limited liability company (“CSL Laurel”);

5.	CSL Aspen Grove, LLC, a Delaware limited liability company (“CSL Aspen Grove”);

6.	CSL Heritage, LLC, a Delaware limited liability company (“CSL Heritage”);

7.	CSL Elkhorn, LLC, a Delaware limited liability company (“CSL Elkhorn”);

8.	CSL Wynnfield Crossing, LLC, a Delaware limited liability company (“CSL Wynnfield”);

9.	CSL Riverbend IN, LLC, a Delaware limited liability company (“CSL Riverbend”);

10.	CSL Summit Point, LLC, a Delaware limited liability company (“CSL Summit Point”);

11.	CSL Chardon, LLC, a Delaware limited liability company (“CSL Chardon”);

12.	CSL Columbus, LLC, a Delaware limited liability company (“CSL Columbus”);

13.	CSL Hamilton, LLC, a Delaware limited liability company (“CSL Hamilton”);

14.	CSL Granbury, LLC, a Delaware limited liability company (“CSL Granbury”);

15.	CSL Hartford, LLC, a Delaware limited liability company (“CSL Hartford”);

16.	CSL West Bend, LLC, a Delaware limited liability company (“CSL West Bend”);

17.	CSL Keystone Woods, LLC, a Delaware limited liability company (“CSL Keystone Woods”);

18.	CSL Batesville, LLC, a Delaware limited liability company (“CSL Batesville”);

19.	CSL White River, LLC, a Delaware limited liability company (“CSL White River” and collectively with each entity listed as numbers 1 through 18 above, the “MCFA Borrowers”);

20.	Triad Senior Living I, L.P., a Texas limited partnership (“Triad I”);

[8]	Schedule to be revised to remove reference to Borrower.

Waiver and [First] Amendment to Multifamily Loan and Security Agreement	Schedule 2

21.	Triad Senior Living II, L.P., a Texas limited partnership (“Triad II”);

22.	Triad Senior Living IV, L.P., a Texas limited partnership (“Triad IV”);

23.	Triad Senior Living V, L.P., a Texas limited partnership (“Triad V”);

24.	CSL Vintage, LLC, a Delaware limited liability company (“CSL Vintage”);

25.	CSL Plymouth, LLC, a Delaware limited liability company (“CSL Plymouth”);

26.	CSL Green Bay, LLC, a Delaware limited liability company (“CSL Green Bay”);

27.	CSL Springfield MA, LLC, a Delaware limited liability company (“CSL Springfield”);

28.	CSL Cincinnati, LLC, , a Delaware limited liability company (“CSL Cincinnati”);

29.	CSL Miami, LLC, a Delaware limited liability company (“CSL Miami”); and

30.	CSL Levis Commons, LLC, a Delaware limited liability company (“CSL Levis Commons”).

Waiver and [First] Amendment to Multifamily Loan and Security Agreement	Schedule 2

SCHEDULE 39

Related Loan Agreements

1. That certain Master Credit Facility Agreement (as amended by that certain First Amendment to Master Credit Facility Agreement, dated as of July 18, 2019, as amended by that certain Second Amendment to Master Credit Facility Agreement, dated as of July 30, 2019, and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “MCFA”) made as of December 18, 2018 by and between the MCFA Borrowers and [Original Lender][Berkadia Commercial Mortgage LLC, a Delaware limited liability company (“Berkadia”)];

2. That certain Multifamily Loan and Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) made as of June 27, 2014 by and between Triad I and [Original Lender][Berkadia], relating to the Waterford on Huebner;

3. That certain Multifamily Loan and Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) made as of June 27, 2014 by and between Triad I and [Original Lender][Berkadia] relating to the Waterford at Fort Worth;

4. That certain Multifamily Loan and Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) made as of June 27, 2014 by and between Triad II and [Original Lender][Berkadia] relating to the Waterford at Plano;

5. That certain Multifamily Loan and Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) made as of June 27, 2014 by and between Triad I and [Original Lender][Berkadia] relating to the Waterford at Thousand Oaks;

6. That certain Multifamily Loan and Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) made as of June 27, 2014 by and between Triad I and [Original Lender][Berkadia] relating to the Waterford at Mesquite;

7. That certain Multifamily Loan and Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) made as of June 27, 2014 by and between Triad II and [Original Lender][Berkadia] relating to the Waterford at Fairfield;

8. That certain Multifamily Loan and Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) made as of June 27, 2014 by and between Triad IV and [Original Lender][Berkadia] relating to the Waterford at Mansfield;

9. That certain Multifamily Loan and Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) made as of June 27, 2014 by and between Triad IV and [Original Lender][Berkadia] relating to the Wellington at North Richland Hills;

[9]	Schedule to be revised to remove reference to Master Agreement.

Waiver and [First] Amendment to Multifamily Loan and Security Agreement	Schedule 3

10. That certain Multifamily Loan and Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) made as of June 27, 2014 by and between Triad IV and [Original Lender][Berkadia] relating to the Wellington on Highland Colony;

11. That certain Multifamily Loan and Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) made as of June 27, 2014 by and between Triad IV and [Original Lender][Berkadia] relating to the Wellington at Arapaho;

12. That certain Multifamily Loan and Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) made as of June 27, 2014 by and between Triad V and [Original Lender][Berkadia] relating to the Waterford at Ironbridge;

13. That certain Multifamily Loan and Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) made as of June 15, 2016 by and between Triad I and [Original Lender][Berkadia] relating to the Waterford on Huebner;

14. That certain Multifamily Loan and Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) made as of June 15, 2016 by and between Triad I and [Original Lender][Berkadia] relating to the Waterford at Fort Worth;

15. That certain Multifamily Loan and Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) made as of June 15, 2016 by and between Triad I and [Original Lender][Berkadia] relating to the Waterford at Thousand Oaks;

16. That certain Multifamily Loan and Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) made as of November 30, 2018 by and between Triad I and [Original Lender][Berkadia] relating to the Waterford at Mesquite;

17. That certain Multifamily Loan and Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) made as of June 15, 2016 by and between Triad II and [Original Lender][Berkadia] relating to the Waterford at Fairfield;

18. That certain Multifamily Loan and Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) made as of June 15, 2016 by and between Triad IV and [Original Lender][Berkadia] relating to the Waterford at Mansfield;

19. That certain Multifamily Loan and Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) made as of June 15, 2016 by and between Triad IV and [Original Lender][Berkadia] relating to the Wellington at North Richland Hills;

20. That certain Multifamily Loan and Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) made as of June 15, 2016 by and between Triad V and [Original Lender][Berkadia] relating to the Waterford at Ironbridge;

Waiver and [First] Amendment to Multifamily Loan and Security Agreement	Schedule 3

21. That certain Multifamily Loan and Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) made as of May 31, 2013 by and between CSL Vintage and [Original Lender][Berkadia] relating to the Vintage Senior Living Campus;

22. That certain Multifamily Loan and Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) made as of May 31, 2013 by and between CSL Plymouth and [Original Lender][Berkadia] relating to Libby’s House;

23. That certain Multifamily Loan and Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) made as of January 13, 2015 by and between CSL Green Bay and [Original Lender][Berkadia] relating to Brookview Meadows;

24. That certain Multifamily Loan and Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) made as of September 30, 2016 by and between CSL Springfield and [Original Lender][Berkadia] relating to the Wellington at Springfield;

25. That certain Multifamily Loan and Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) made as of November 2, 2016 by and between CSL Cincinnati and [Original Lender][Berkadia] relating to the Wellington at North Bend Crossing;

26. That certain Multifamily Loan and Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) made as of June 30, 2014 by and between CSL Miami and [Wells Fargo Bank, National Association, a national banking association (“Wells Fargo”)][Original Lender] relating to the Wellington at Dayton;

27. That certain Multifamily Loan and Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) made as of March 5, 2015 by and between CSL Levis Commons and [Wells Fargo][Original Lender] relating to the Waterford at Levis Commons; and

28. That certain Multifamily Loan and Security Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) made as of December 15, 2016 by and between CSL Levis Commons and [Wells Fargo][Original Lender] relating to the Waterford at Levis Commons.

Waiver and [First] Amendment to Multifamily Loan and Security Agreement	Schedule 3

SCHEDULE 4

Specified Defaults

Each payment default that has occurred prior to the [First] Amendment Effective Date arising from making a payment under the Loan Agreement other than on the terms of the Loan Agreement.

Waiver and [First] Amendment to Multifamily Loan and Security Agreement	Schedule 4

EXHIBIT A

Schedule 8

Capital Expenditure Schedule

Waiver and [First] Amendment to Multifamily Loan and Security Agreement	Exhibit A